UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2025

CLIMB BIO, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40708	83-2273741
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 William Street, Suite 145 Wellesley Hills, Massachusetts	02481
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 857-2596

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CLYM	The Nasdaq Stock Market LLC (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 25, 2025, Climb Bio, Inc., a Delaware corporation (the “Company”), entered into an Equity Distribution Agreement (the “Distribution Agreement”) with Oppenheimer & Co. Inc., as agent (“Oppenheimer”), pursuant to which the Company may offer and sell shares of its common stock, $0.0001 par value per share (the “Common Stock”), from time to time through Oppenheimer. The Company has also filed a prospectus supplement (the “Prospectus Supplement”) relating to the Distribution Agreement with the Securities and Exchange Commission (the “SEC”) under the Company’s existing shelf Registration Statement on Form S-3 (File No. 333-283166), which was declared effective on November 22, 2024 (the “Registration Statement”). Pursuant to the Prospectus Supplement, the Company may offer and sell shares of Common Stock having an aggregate offering price of up to $22.35 million under the Distribution Agreement (the “Shares”).

Sales of the Shares, if any, under the Prospectus Supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made in ordinary brokers’ transactions on the Nasdaq Global Market or otherwise at market prices prevailing at the time of sale. Oppenheimer is not required to sell any specific number or dollar amount of securities but will act as sales agent using commercially reasonable efforts consistent with its normal trading and sales practices on mutually agreed terms between Oppenheimer and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The compensation to Oppenheimer for sales of the Shares sold pursuant to the Distribution Agreement will be an amount equal to up to 3.0% of the gross sales price per Share sold under the Distribution Agreement. The proceeds the Company receives from sales of the Shares, if any, will depend on the number of Shares actually sold and the offering price of such Shares. The Company has also agreed to provide indemnification and contribution to Oppenheimer with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934 (the “Exchange Act”).

A copy of the Distribution Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the material terms of the Distribution Agreement is qualified in its entirety by reference to such exhibit.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued a legal opinion relating to the Shares. A copy of such legal opinion, including the consent included therein, is attached as Exhibit 5.1 hereto.

The Shares will be sold pursuant to the Registration Statement, and offerings of the Shares will be made only by means of the Prospectus Supplement. This Current Report on Form 8-K shall not constitute an offer to sell or solicitation of an offer to buy the Shares, nor shall there be any sale of the Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of such state or jurisdiction.

Item 2.02. Results of Operations and Financial Condition.

On March 25, 2024, the Company issued a press release announcing its financial results for the quarter ended and year ended December 31, 2024. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, whether filed before or after the date hereof and regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated as of March 25, 2025, by and between Climb Bio, Inc. and Oppenheimer & Co. Inc.

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

99.1	Press release of Climb Bio, Inc., dated March 25, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLIMB BIO, INC.

Date: March 25, 2025	By:	/s/ Aoife Brennan
Name: Aoife Brennan, M.B., Ch.B.
Title: President and Chief Executive Officer